P R E S S R E L E A S E
Vornado Announces Fourth Quarter 2025 Financial Results
New York City | February 9, 2026
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended December 31, 2025 Financial Results
NET INCOME attributable to common shareholders for the quarter ended December 31, 2025 was $601,000, or $0.00 per diluted share, compared to $1,203,000, or $0.01 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended December 31, 2025 was $112,927,000, or $0.56 per diluted share, compared to $117,085,000, or $0.58 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended December 31, 2025 was $110,873,000, or $0.55 per diluted share, and $122,212,000, or $0.61 per diluted share, for the prior year's quarter.
Year Ended December 31, 2025 Financial Results
NET INCOME attributable to common shareholders for the year ended December 31, 2025 was $842,851,000, or $4.20 per diluted share, compared to $8,275,000, or $0.04 per diluted share, for the year ended December 31, 2024. The increase is primarily due to the $803,248,000 gain related to the 770 Broadway master lease with New York University ("NYU"), the $76,162,000 net gain recognized upon the disposition of a portion of the 666 Fifth condominium to UNIQLO, and the $17,240,000 reversal of PENN 1 rent expense previously accrued following the April 2025 rent reset determination (which is subject to the ongoing litigation described on page 6).
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the year ended December 31, 2025 was $486,826,000, or $2.42 per diluted share, compared to $470,021,000, or $2.37 per diluted share, for the year ended December 31, 2024. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the year ended December 31, 2025 was $465,554,000, or $2.32 per diluted share, and $447,071,000, or $2.26 per diluted share, for the year ended December 31, 2024.

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 20

The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$112,927	$117,085	$486,826	$470,021
Per diluted share (non-GAAP)	$0.56	$0.58	$2.42	$2.37

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	$(5,910)	$—	$(17,020)	$(13,069)
Gain on sale of Canal Street residential condominium units	(3,574)	—	(13,911)	—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	3,048	3,456	13,176	14,353
Our share of the gain on the discounted extinguishment of the 280 Park Avenue mezzanine loan	—	—	—	(31,215)
Other	4,241	2,104	(5,315)	5,000
	(2,195)	5,560	(23,070)	(24,931)
Noncontrolling interests' share of above adjustments on a dilutive basis	141	(433)	1,798	1,981
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(2,054)	$5,127	$(21,272)	$(22,950)
Per diluted share (non-GAAP)	$(0.01)	$0.03	$(0.10)	$(0.11)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$110,873	$122,212	$465,554	$447,071
Per diluted share (non-GAAP)	$0.55	$0.61	$2.32	$2.26
________________________________
(1)See page 13 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and years ended December 31, 2025 and 2024.
FFO, as Adjusted Bridge - Q4 2025 vs. Q4 2024
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2024 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2025:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2024	$122.2	$0.61

(Decrease) / increase in FFO, as adjusted due to:
330 West 34th Street termination and recapture fees, net of straight-line rent write-offs relating to new WeWork lease recorded in Q4 2024	(19.2)
Interest expense, net of interest income	(9.2)
Rent commencements, net of lease expirations	8.3
Impact of NYU master lease at 770 Broadway	8.3
Variable businesses (primarily signage)	6.5
Capitalized interest (primarily PENN 2)	(3.2)
Asset sales	(2.0)
Other, net	(2.3)
	(12.8)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	1.5
Net decrease	(11.3)	(0.06)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2025	$110.9	$0.55
See page 13 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and years ended December 31, 2025 and 2024. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

NYSE: VNO | WWW.VNO.COM	PAGE 2 OF 20

Acquisitions
3 East 54th Street
On January 7, 2026, we acquired 3 East 54th Street, a demolition-ready asset situated on 18,400 square feet of land, for $141,000,000. Previously, in July 2025, we purchased the $35,000,000 A-Note secured by the property at par plus accrued interest, and in August 2024, we purchased the $50,000,000 B-Note secured by the property. The A-Note and B-Note were in default. The $107,000,000 loan balance, including default interest and advances, was credited towards the purchase price.
3 East 54th Street is located between Fifth Avenue and Madison Avenue on 54th Street, adjacent to the St. Regis Hotel and our Upper Fifth Avenue retail properties. The land is zoned for approximately 232,500 buildable square feet as-of-right, and we intend to promptly demolish the existing buildings on the site.
623 Fifth Avenue
On September 4, 2025, we purchased the 623 Fifth Avenue office condominium, a 36-story, 383,000 square foot building situated above the flagship Saks Fifth Avenue department store, for $218,000,000. At closing, we borrowed $145,420,000 under our revolving credit facility to partially finance the acquisition. We are redeveloping the asset into a premier, boutique office building. We expect to complete the redevelopment for delivery to tenants in 2027.
Dispositions
512 West 22nd Street
On August 14, 2025, a joint venture, in which we own a 55.0% interest, completed the sale of 512 West 22nd Street, a 173,000 square foot office building, for $205,000,000. The joint venture used a portion of the proceeds to repay the $122,930,000 mortgage loan encumbering the property. We received net proceeds of $37,900,000 and recognized a financial statement net gain of $11,002,000, which is included in “income from partially owned entities” on our consolidated statements of income.
49 West 57th Street
On June 26, 2025, a joint venture, in which we own a 50.0% interest, completed the sale of the 49 West 57th Street commercial condominium. We received net proceeds of $8,650,000 and recognized a financial statement net gain of $2,527,000 which is included in "income from partially owned entities" on our consolidated statements of income.
220 Central Park South
During the year ended December 31, 2025, we closed on the sale of three condominium units and ancillary amenities at 220 CPS for net proceeds of $37,374,000, resulting in a financial statement net gain of $21,080,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $4,051,000 of income tax expense was recognized on our consolidated statements of income. One unit remains unsold.
Canal Street Condominium Units
During the year ended December 31, 2025, we closed on the sale of eight residential and two retail condominium units at 304-306 Canal Street and 334 Canal Street for net proceeds of $32,613,000, resulting in a financial statement net gain of $14,211,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. All units have been sold.
666 Fifth Avenue (Fifth Avenue and Times Square JV)
On January 8, 2025, the Fifth Avenue and Times Square JV completed the sale to UNIQLO of the portion of its U.S. flagship store at 666 Fifth Avenue owned by the joint venture for $350,000,000 and realized net proceeds of $342,000,000. The net proceeds were used to partially redeem Vornado’s preferred equity on the asset. The joint venture continues to own 23,832 square feet of retail space (7,416 square feet at grade) at 666 Fifth Avenue consisting of the Abercrombie & Fitch and Tissot stores. We recognized a financial statement gain of $76,162,000, which is included in “income from partially owned entities” on our consolidated statements of income.
Financing Activity
One Park Avenue
On February 9, 2026, we completed a $525,000,000 refinancing of One Park Avenue, a 945,000 square foot Manhattan office building. The five-year interest-only loan matures in February 2031 and bears interest at a rate of SOFR plus 1.78%. The loan replaced the previous $525,000,000 loan that bore interest at SOFR plus 1.22% and was scheduled to mature in March 2026.
61 Ninth Avenue
On February 2, 2026, a joint venture, in which we have a 45.1% interest, entered into a seven-month extension with the lenders on the $167,500,000 mortgage loan encumbering 61 Ninth Avenue and simultaneously paid down the principal balance by $12,500,000 to $155,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest only loan bears interest at a rate of SOFR plus 2.45% and matures in August 2026, with a three-month extension option subject to certain conditions.

NYSE: VNO | WWW.VNO.COM	PAGE 3 OF 20

Financing Activity - continued
825 Seventh Avenue Office Condominium
On January 26, 2026, a joint venture, in which we have a 50.0% interest, entered into a nine-month extension with the lenders on the $54,000,000 mortgage loan encumbering the office condominium of 825 Seventh Avenue and simultaneously paid down the principal balance by $6,000,000 to $48,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest only loan bears interest at a rate of SOFR plus 2.75% and matures in October 2026, with a fifteen-month extension option subject to loan-to-value and debt yield requirements.
7 West 34th Street
On January 23, 2026, a joint venture, in which we have a 53.0% interest, completed a $250,000,000 refinancing of 7 West 34th Street, a 477,000 square foot Manhattan office and retail building. The non-recourse, five-year interest-only mortgage loan matures in February 2031 and has a fixed rate of 5.79%. The joint venture paid down by $50,000,000 the prior $300,000,000 full-recourse loan that bore interest at 3.65% and was scheduled to mature in June 2026. The loan was paid down using property-level reserves and a $25,000,000 member loan from Vornado which accrues interest at 16.00% and receives priority on distributions.
Senior Unsecured Notes Due 2033
On January 14, 2026, we completed a public offering of $500,000,000 5.75% senior unsecured notes due February 1, 2033 (“2033 Notes”). Interest on the senior unsecured notes is payable semi-annually on February 1 and August 1, commencing August 1, 2026. The 2033 Notes were sold at 99.824% of their face amount to yield 5.78%. A portion of the $494,000,000 net proceeds from the 2033 Notes will be used to repay our $400,000,000 senior unsecured notes due June 2026 at maturity.
2031 Revolving Credit Facility
On January 7, 2026, we completed a $1.105 billion refinancing of one of our two revolving credit facilities. On February 4, 2026, the facility was upsized to $1.130 billion. The $1.130 billion amended facility currently bears interest at a rate of SOFR plus 1.05% and is scheduled to mature in February 2031 (as fully extended). The facility fee is 25 basis points. The facility replaced the previous $1.25 billion revolving credit facility which was scheduled to mature in December 2027.
2029 Revolving Credit Facility
On January 7, 2026, we upsized our $915,000,000 revolving credit facility that matures in April 2029 (as fully extended) to $1.0 billion. The credit facility currently bears interest at a rate of SOFR plus 1.16% and has a facility fee of 0.24%.
Unsecured Term Loan
On January 7, 2026, we completed a refinancing of our unsecured term loan and upsized the loan amount to $850,000,000. The loan bears interest at SOFR plus 1.20% and matures in February 2031 (as fully extended). The loan replaced the previous $800,000,000 term loan which bore interest at SOFR plus 1.25% and was scheduled to mature in December 2027.
Alexander's Inc. ("Alexander's")
On December 23, 2025, Alexander’s entered into an agreement to restructure the $300,000,000 mortgage loan on the retail condominium at 731 Lexington Avenue. The restructured loan was split into (i) a $132,500,000 senior A-Note that was purchased by a wholly owned subsidiary of Alexander’s, which bears interest at a fixed rate of 7.00% and (ii) a $167,500,000 junior C-Note held by the lenders of the original loan, which accrues PIK interest at 4.55%. In addition, Alexander’s has the right to fund operating shortfalls, interest on the A-Note and capital for re-leasing at the property through a B-Note, which will be junior to the A-Note and senior to the C-Note. The B-Note bears interest at a fixed rate of 13.50%, except for loan amounts above $65,000,000 used to pay interest on the A-Note, which will bear interest at a fixed rate of 7.00%. The restructured loan matures in December 2035.
On December 5, 2025, Alexander’s completed a $175,000,000 refinancing of Rego Park II shopping center, located in Queens, New York. The five-year interest-only loan matures in December 2030 and bears interest at a rate of SOFR plus 2.00%. Alexander’s paid down by $23,544,000 the prior $198,544,000 loan that bore interest at a rate of SOFR plus 1.45% and was scheduled to mature in December 2025.
888 Seventh Avenue
On December 10, 2025, the $244,543,000 non-recourse mortgage loan on 888 Seventh Avenue matured and was not repaid, at which time the lenders declared an event of default. The loan currently bears interest at a rate of SOFR plus 1.80% and provides for additional default interest of 3.00%. The default interest was waived for a ninety-day period. We have executed a term sheet with the lenders pursuant to which the lenders will forebear from exercising their remedies and will waive default interest until February 2027, subject to certain conditions. There can be no assurance that the forbearance agreement will be completed.

NYSE: VNO | WWW.VNO.COM	PAGE 4 OF 20

Financing Activity - continued
650 Madison Avenue
In October 2025, a joint venture, in which we own a 22.2% interest, received a notice of default (the “Notice”) on the $800,000,000 non-recourse mortgage loan secured by 650 Madison Avenue, a 601,000 square foot Manhattan office and retail property. The Notice asserted that the joint venture was in default under the loan agreement due to its failure to pay the full interest and reserve amounts due and owing under the loan agreement and that the joint venture’s obligations became immediately due and payable. In November 2025, the joint venture cured the default and the loan is currently in good standing.
As previously announced in the fourth quarter of 2022, Vornado wrote off its entire investment in 650 Madison Avenue and accordingly carries this investment at zero on its balance sheet and, since then, no longer records its share of net income (loss) from this investment.
4 Union Square South
On August 12, 2025, we completed a $120,000,000 refinancing of 4 Union Square South, a 204,000 square foot Manhattan retail property. The ten-year interest-only loan matures in September 2035 and has a fixed rate of 5.64%. The loan replaced the previous $120,000,000 loan that bore interest at SOFR plus 1.50% and was scheduled to mature in August 2025.
PENN 11
On July 16, 2025, we completed a $450,000,000 refinancing of PENN 11, a 1,200,000 square foot Manhattan office building. The five-year interest-only loan matures in August 2030 and has a fixed rate of 6.35%. We paid down by $50,000,000 the prior $500,000,000 loan that bore interest at a rate of SOFR plus 2.06% (swapped to an all-in fixed rate of 6.28%) and was scheduled to mature in October 2025. The swap was terminated at the time of refinancing, and we received $130,000 of proceeds.
Independence Plaza
On June 5, 2025, a joint venture, in which we have a 50.1% interest, completed a $675,000,000 refinancing of Independence Plaza, a 1,328 unit residential complex in the Tribeca submarket of Manhattan. The interest-only non-recourse loan bears interest at a fixed rate of 5.84% and matures in June 2030. The loan replaced the previous $675,000,000 loan that was scheduled to mature in July 2025 and bore interest at 4.25%.
Sustainability Margin Adjustment
In April 2025, we qualified for a sustainability margin adjustment on our unsecured term loan and revolving credit facilities by achieving certain KPI metrics, which reduced our interest rate by 0.05% and 0.04%, respectively. Following the January 2026 refinancing of our 2031 revolving credit facility and unsecured term loan, we expect to requalify for this interest rate reduction in April 2026 and we continue to qualify for this interest rate reduction on our existing 2029 revolving credit facility.
1535 Broadway (Fifth Avenue and Times Square JV)
On April 14, 2025, the Fifth Avenue and Times Square JV completed a $450,000,000 financing of 1535 Broadway. The interest-only non-recourse loan bears interest at a fixed rate of 6.90% and matures in May 2030. After transaction costs and reserves, $407,000,000 of the net proceeds from the financing were used to partially redeem Vornado’s preferred equity on the asset.
Senior Unsecured Notes due 2025
We repaid our $450,000,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
350 Park Avenue
On December 18, 2025, an affiliate of Kenneth C. Griffin, Citadel Enterprise Americas LLC’s (“Citadel”) Founder and CEO (“KG”), exercised an option to acquire at least a 60% interest in a joint venture (the “350 Park JV”) that would develop the 350 Park Avenue site (the “Investment Option”). Vornado and the Rudin Family, via a joint venture (the “Vornado/Rudin JV”), have the option to acquire an interest between 23% and 40% in the 350 Park JV (with Vornado having an effective ownership ranging from 21% to 36%). 350 Park JV would combine 350 Park Avenue with 39 East 51st Street (owned by the Vornado/Rudin JV) and 40 East 52nd Street (owned by the Rudin Family) to build a new 1,850,000 square foot office tower (the “350 Park Site”) with Citadel as the anchor tenant. The Vornado/Rudin JV has until July 2026 to determine whether to enter into the 350 Park JV with KG or to exercise the option to put the 350 Park Site to KG for $1.2 billion ($900,000,000 to Vornado). The Investment Option closing is subject to the satisfaction of certain conditions.
770 Broadway
On May 5, 2025, we completed a master lease with NYU to lease 1,076,000 square feet at 770 Broadway, on an “as is”, triple net basis for a 70-year lease term. Under the terms of the master lease, a rental agreement under Section 467 of the Internal Revenue Code, NYU made a prepaid lease payment of $935,000,000, and will also make annual lease payments of $9,281,000 during the lease term. NYU has an option to purchase the leased premises in both 2055 and at the end of the lease term in 2095. NYU assumed the existing office leases at the property.
We used a portion of the prepaid lease payment to repay the $700,000,000 mortgage loan which previously encumbered the property.
We retained the 92,000 square feet retail condominium leased to Wegmans.
In connection with the transaction, we recorded a gain on sales-type lease of $803,248,000.

NYSE: VNO | WWW.VNO.COM	PAGE 5 OF 20

PENN 1 Ground Rent Reset Determination
On April 22, 2025, an arbitration panel (the “Panel”) appointed to determine the ground rent payable by Vornado’s subsidiary for the PENN 1 land parcel for the 25-year period beginning June 17, 2023 determined that the annual rent payable will be $15,000,000 or $20,220,000, depending on the outcome of litigation described in the following paragraph. On July 21, 2025, the ground lessor filed a motion in New York County Supreme Court to vacate the Panel’s ground rent determination. On October 31, 2025, the court granted the ground lessor’s motion. We believe the decision is without merit and are appealing the court’s decision.
Further, litigation is currently pending between the parties in New York County Supreme Court regarding the existence of a sublease potentially affecting the value of the land parcel. The court denied our motion to dismiss that action and, in January 2026, the appellate court affirmed that decision. That sublease litigation is now continuing in front of the lower court. Under the Panel’s decision (assuming the aforementioned vacatur decision that we are appealing is reversed), if the fee owner prevails in a final judgment in that litigation, the annual rent for the 25-year term will be $20,220,000, retroactive to June 17, 2023.
We were accruing $26,205,000 per annum of ground rent based on a previous estimate and therefore, in connection with the Panel’s determination (which is subject to the ongoing litigation described above), we reversed $17,240,000 of previously accrued rent expense during the year ended December 31, 2025, and are now paying based on a $15,000,000 annual rent amount.
Dividends/Share Repurchase Program
On December 8, 2025, Vornado’s Board of Trustees declared a dividend of $0.74 per common share for 2025. We anticipate that in 2026 we will continue our common share dividend policy of paying one common share dividend in the fourth quarter.
During the year ended December 31, 2025, we repurchased 1,462,360 common shares for $50,962,000 at an average price per share of $34.85. Subsequent to December 31, 2025, we repurchased 889,566 common shares for $28,756,000, at an average price per share of $32.33.
As of February 6, 2026, $91,140,000 remained available for repurchases under a $200,000,000 share repurchase plan authorized by Vornado's Board of Trustees in 2023.

NYSE: VNO | WWW.VNO.COM	PAGE 6 OF 20

Leasing Activity
The leasing activity and related statistics in the tables below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York
	Office	Retail	THE MART
Three Months Ended December 31, 2025
Total square feet leased	960	21	26
Our share of square feet leased:	869	14	26
Initial rent(1)	$95.36	$273.56	$62.73
Weighted average lease term (years)	9.9	8.2	4.4
Second generation relet space:
Square feet	441	6	26
GAAP basis:
Straight-line rent(2)	$85.40	$388.72	$61.33
Prior straight-line rent	$78.97	$479.34	$54.38
Percentage increase (decrease)	8.1%	(18.9)%	12.8%
Cash basis (non-GAAP):
Initial rent(1)	$90.11	$364.66	$62.73
Prior escalated rent	$84.09	$538.88	$59.23
Percentage increase (decrease)	7.2%	(32.3)%	5.9%
Tenant improvements and leasing commissions:
Per square foot	$145.95	$95.88	$14.31
Per square foot per annum	$14.74	$11.69	$3.25
Percentage of initial rent	15.5%	4.3%	5.2%

(Square feet in thousands)	New York			555 California Street
	Office(3)	Retail	THE MART
Year Ended December 31, 2025
Total square feet leased	3,742	130	394	446
Our share of square feet leased:	3,510	103	394	312
Initial rent(1)	$97.86	$186.34	$50.93	$117.28
Weighted average lease term (years)	11.3	9.4	8.0	10.8
Second generation relet space:
Square feet	1,104	71	218	246
GAAP basis:
Straight-line rent(2)	$86.21	$151.71	$49.37	$133.94
Prior straight-line rent	$78.12	$137.23	$49.85	$108.97
Percentage increase (decrease)	10.4%	10.6%	(1.0)%	22.9%
Cash basis (non-GAAP):
Initial rent(1)	$90.69	$142.43	$53.25	$126.30
Prior escalated rent	$84.10	$143.94	$56.11	$117.44
Percentage increase (decrease)	7.8%	(1.0)%	(5.1)%	7.5%
Tenant improvements and leasing commissions:
Per square foot	$148.41	$146.78	$97.66	$192.27
Per square foot per annum	$13.13	$15.61	$12.21	$17.80
Percentage of initial rent	13.4%	8.4%	24.0%	15.2%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
(3)The leasing statistics other than square feet leased, exclude the impact of the 1,076 square foot master lease to NYU at 770 Broadway.

NYSE: VNO | WWW.VNO.COM	PAGE 7 OF 20

Occupancy

(At Vornado's share)	New York			THE MART	555 California Street(1)
	Total	Office	Retail
Occupancy as of December 31, 2025	90.0%	91.2%	79.4%	81.5%	88.9%
____________________
(1)Reflects the impact of 315 Montgomery Street lease expirations during the fourth quarter.

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:
	Total	New York		THE MART(2)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended December 31, 2025 compared to December 31, 2024	5.0%	2.2%		141.1%	(7.1)%
Year ended December 31, 2025 compared to December 31, 2024	5.4%	3.9%	(3)	34.3%	1.3%
Three months ended December 31, 2025 compared to September 30, 2025	4.2%	5.0%		10.3%	(10.8)%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended December 31, 2025 compared to December 31, 2024	(8.3)%	(7.9)%	(4)	43.5%	(42.3)%	(6)
Year ended December 31, 2025 compared to December 31, 2024	(5.5)%	(6.6)%	(4)(5)	24.6%	(16.2)%	(6)
Three months ended December 31, 2025 compared to September 30, 2025	3.2%	5.9%		13.1%	(36.9)%
____________________
(1)See pages 15 through 20 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment and 2024 includes a $4,560,000 write-off of a receivable arising from the straight-lining of rents due to the tenant being deemed uncollectible.
(3)Excludes the impact of the $17,240,000 reversal of previously accrued PENN 1 ground rent. See page 6 for further details.
(4)Decrease in same store NOI at share - cash basis vs. GAAP basis is primarily due to (i) current period PENN 1 ground rent increase and (ii) GAAP rent commencing on new leases with free rent periods.
(5)Excludes the impact of the April 2025 $22,361,000 true-up payment for prior period PENN 1 ground rent owed based on the rent reset determination (which is subject to the ongoing litigation described on page 6).
(6)Variance in same store NOI at share cash basis vs. GAAP basis is primarily due to GAAP rent commencing on new leases with free rent periods.

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 20

NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three months and years ended December 31, 2025 and 2024 and the three months ended September 30, 2025 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2025
	2025	2024		2025	2024
NOI at share:
New York:
Office(1)	$177,961	$193,215	$171,128	$713,694	$706,592
Retail(2)	44,598	48,238	42,183	175,694	191,379
Residential	6,395	6,072	6,457	25,406	24,044
Alexander's	8,034	9,515	8,770	34,628	39,895
Total New York	236,988	257,040	228,538	949,422	961,910
Other:
THE MART(3)	14,808	6,168	13,275	69,196	51,686
555 California Street	14,614	15,854	17,293	68,436	64,963
Other investments	7,850	5,904	7,570	24,845	21,193
Total Other	37,272	27,926	38,138	162,477	137,842
NOI at share	$274,260	$284,966	$266,676	$1,111,899	$1,099,752

NOI at share - cash basis:
New York:
Office(1)(4)	$155,334	$181,438	$145,556	$595,926	$698,138
Retail(2)	39,824	44,130	37,536	160,779	176,798
Residential	5,969	5,750	5,989	23,796	22,914
Alexander's	8,928	10,615	9,509	38,319	46,172
Total New York	210,055	241,933	198,590	818,820	944,022
Other:
THE MART(3)	15,177	10,550	13,267	71,219	57,235
555 California Street	10,379	18,138	16,455	65,655	74,621
Other investments	7,791	5,967	7,618	24,728	20,211
Total Other	33,347	34,655	37,340	161,602	152,067
NOI at share - cash basis	$243,402	$276,588	$235,930	$980,422	$1,096,089
________________________________
(1)Includes Building Maintenance Services NOI of $7,904, $6,895, $6,985, $29,408 and $30,318 for the three months ended December 31, 2025 and 2024 and September 30, 2025 and the years ended December 31, 2025 and 2024, respectively.
(2)2025 includes the impact of the sale of a portion of the 666 Fifth Avenue retail condominium. See page 3 for details.
(3)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment and 2024 includes a $4,560 write-off of a receivable arising from the straight-lining of rents due to the tenant being deemed uncollectible.
(4)2025 decrease is primarily due to (i) the impact of the NYU master lease at 770 Broadway, which included a $935,000 rent prepayment (see page 5 for further details), (ii) free rent periods on new leases commencing and (iii) the April 2025 payment of $22,361 for prior period PENN 1 ground rent owed based on the rent reset determination (which is subject to the ongoing litigation described on page 6).

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 20

Active Development/Redevelopment Summary as of December 31, 2025:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Projected Leasing Stabilization Year
New York segment:
PENN District:
PENN 2	1,825,000	$750,000		$724,843	$25,157	2026	11.6%
Districtwide Improvements	N/A	100,000		80,196	19,804	N/A	N/A
Total PENN District		850,000	(1)	805,039	44,961

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	105,462	19,538	2027	9.0%

623 Fifth Avenue office condominium	383,000	450,000	(3)	222,644	227,356	2028	10.1%

Total Active Development Projects		$1,425,000		$1,133,145	$291,855
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. During 2024, we fully funded our $34,000 share of cash contributions.
(3)Includes purchase price.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, February 10, 2026 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 2775277. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2025. Currently, some of the factors are interest rate fluctuations and the effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 20

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	December 31, 2025	December 31, 2024
ASSETS
Real estate, at cost:
Land	$2,408,914	$2,434,209	$(25,295)
Buildings and improvements	10,942,418	10,439,113	503,305
Development costs and construction in progress	890,143	1,097,395	(207,252)
Leasehold improvements and equipment	105,080	120,915	(15,835)
Total	14,346,555	14,091,632	254,923
Less accumulated depreciation and amortization	(4,191,075)	(4,025,349)	(165,726)
Real estate, net	10,155,480	10,066,283	89,197
Right-of-use assets	671,308	678,804	(7,496)
Net investment in lease	166,024	—	166,024
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	840,850	733,947	106,903
Restricted cash	136,696	215,672	(78,976)
Total	977,546	949,619	27,927
Tenant and other receivables	77,137	58,853	18,284
Investments in partially owned entities	1,941,278	2,691,478	(750,200)
Receivable arising from the straight-lining of rents	752,545	707,020	45,525
Deferred leasing costs, net	374,620	354,882	19,738
Identified intangible assets, net	110,593	118,215	(7,622)
Other assets	294,587	373,454	(78,867)
Total assets	$15,521,118	$15,998,608	$(477,490)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,920,669	$5,676,014	$(755,345)
Senior unsecured notes, net	747,202	1,195,914	(448,712)
Unsecured term loan, net	797,337	795,948	1,389
Unsecured revolving credit facilities	720,420	575,000	145,420
Lease liabilities	699,640	749,759	(50,119)
Accounts payable and accrued expenses	376,190	374,013	2,177
Deferred compensation plan	113,778	114,580	(802)
Other liabilities	341,359	345,511	(4,152)
Total liabilities	8,716,595	9,826,739	(1,110,144)
Redeemable noncontrolling interests	647,951	834,658	(186,707)
Shareholders' equity	5,986,727	5,158,242	828,485
Noncontrolling interests in consolidated subsidiaries	169,845	178,969	(9,124)
Total liabilities, redeemable noncontrolling interests and equity	$15,521,118	$15,998,608	$(477,490)

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 20

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenues	$453,709	$457,790	$1,810,425	$1,787,686

Net income	$4,914	$5,758	$937,204	$20,116
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	11,296	11,107	41,622	51,131
Operating Partnership	(83)	(136)	(73,871)	(860)
Net income attributable to Vornado	16,127	16,729	904,955	70,387
Preferred share dividends	(15,526)	(15,526)	(62,104)	(62,112)
Net income attributable to common shareholders	$601	$1,203	$842,851	$8,275

Income per common share - basic:
Net income per common share	$0.00	$0.01	$4.40	$0.04
Weighted average shares outstanding	191,626	190,679	191,759	190,539

Income per common share - diluted:
Net income per common share	$0.00	$0.01	$4.20	$0.04
Weighted average shares outstanding	191,650	200,084	201,049	196,626

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$112,927	$117,085	$486,826	$470,021
Per diluted share (non-GAAP)	$0.56	$0.58	$2.42	$2.37

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$110,873	$122,212	$465,554	$447,071
Per diluted share (non-GAAP)	$0.55	$0.61	$2.32	$2.26

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	200,901	201,210	201,049	198,182
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to common shareholders	$601	$1,203	$842,851	$8,275
Per diluted share	$0.00	$0.01	$4.20	$0.04

FFO adjustments:
Depreciation and amortization of real property	$100,098	$101,824	$411,114	$399,694
Change in fair value of marketable securities	(198)	—	(1,917)	—
Gain on sales-type lease	—	—	(803,248)	—
Real estate impairment losses	—	—	542	—
Net gains on sale of real estate	(300)	—	(300)	(873)
Our share of partially owned entities:
Depreciation and amortization of real property	22,933	23,483	94,867	101,195
Net gains on sale of real estate	(225)	—	(90,762)	—
FFO adjustments, net	122,308	125,307	(389,704)	500,016
Impact of assumed conversion of dilutive convertible securities	219	358	1,409	1,549
Noncontrolling interests' share of above adjustments on a dilutive basis	(10,201)	(9,783)	32,270	(39,819)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$112,927	$117,085	$486,826	$470,021
Per diluted share	$0.56	$0.58	$2.42	$2.37

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,626	190,679	191,759	190,539
Effect of dilutive securities:
Share-based payment awards	7,902	9,405	7,976	6,087
Convertible securities	1,373	1,126	1,314	1,556
Denominator for FFO per diluted share	200,901	201,210	201,049	198,182

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three months and years ended December 31, 2025 and 2024 and the three months ended September 30, 2025.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2025
	2025	2024		2025	2024
Net income	$4,914	$5,758	$19,239	$937,204	$20,116
Depreciation and amortization expense	113,350	113,061	117,122	462,201	447,500
General and administrative expense	40,050	36,637	37,490	156,115	148,520
Transaction related costs, impairment losses and other	(1,796)	1,341	3,563	2,531	5,242
Income from partially owned entities	(5,722)	(30,007)	(21,940)	(141,310)	(112,464)
Interest and other investment income, net	(13,383)	(11,348)	(22,413)	(55,113)	(45,974)
Interest and debt expense	85,664	100,483	84,459	353,868	390,269
Gain on sales-type lease	—	—	—	(803,248)	—
Net gains on disposition of wholly owned and partially owned assets	(11,252)	—	—	(35,291)	(16,048)
Income tax expense (benefit)	7,782	5,822	(5,589)	13,509	22,729
NOI from partially owned entities	65,093	73,270	64,884	263,315	279,229
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,440)	(10,051)	(10,139)	(41,882)	(39,367)
NOI at share	274,260	284,966	266,676	1,111,899	1,099,752
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(30,858)	(8,378)	(30,746)	(131,477)	(3,663)
NOI at share - cash basis	$243,402	$276,588	$235,930	$980,422	$1,096,089
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2025 compared to December 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2025	$274,260	$236,988	$14,808	$14,614	$7,850
Less NOI at share from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,924)	(1,924)	—	—	—
Other non-same store income, net	(11,205)	(3,216)	(139)	—	(7,850)
Same store NOI at share for the three months ended December 31, 2025	$260,577	$231,315	$14,648	$14,614	$—

NOI at share for the three months ended December 31, 2024	$284,966	$257,040	$6,168	$15,854	$5,904
Less NOI at share from:
Dispositions	(4,969)	(4,877)	(92)	—	—
Development properties	(7,028)	(7,028)	—	—	—
Other non-same store income, net	(24,849)	(18,819)	—	(126)	(5,904)
Same store NOI at share for the three months ended December 31, 2024	$248,120	$226,316	$6,076	$15,728	$—

Increase (decrease) in same store NOI at share	$12,457	$4,999	$8,572	$(1,114)	$—

% increase (decrease) in same store NOI at share	5.0%	2.2%	141.1%	(7.1)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2025 compared to December 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2025	$243,402	$210,055	$15,177	$10,379	$7,791
Less NOI at share - cash basis from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,684)	(1,684)	—	—	—
Other non-same store income, net	(15,722)	(7,778)	(153)	—	(7,791)
Same store NOI at share - cash basis for the three months ended December 31, 2025	$225,442	$200,060	$15,003	$10,379	$—

NOI at share - cash basis for the three months ended December 31, 2024	$276,588	$241,933	$10,550	$18,138	$5,967
Less NOI at share - cash basis from:
Dispositions	(3,958)	(3,864)	(94)	—	—
Development properties	(6,787)	(6,787)	—	—	—
Other non-same store income, net	(20,065)	(13,955)	—	(143)	(5,967)
Same store NOI at share - cash basis for the three months ended December 31, 2024	$245,778	$217,327	$10,456	$17,995	$—

(Decrease) increase in same store NOI at share - cash basis	$(20,336)	$(17,267)	$4,547	$(7,616)	$—

% (decrease) increase in same store NOI at share - cash basis	(8.3)%	(7.9)%	43.5%	(42.3)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the year ended December 31, 2025 compared to December 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the year ended December 31, 2025	$1,111,899	$949,422	$69,196	$68,436	$24,845
Less NOI at share from:
Dispositions	(4,953)	(4,691)	(262)	—	—
Development properties	(17,127)	(17,127)	—	—	—
Other non-same store income, net	(61,565)	(33,847)	(139)	(2,734)	(24,845)
Same store NOI at share for the year ended December 31, 2025	$1,028,254	$893,757	$68,795	$65,702	$—

NOI at share for the year ended December 31, 2024	$1,099,752	$961,910	$51,686	$64,963	$21,193
Less NOI at share from:
Dispositions	(19,813)	(19,347)	(466)	—	—
Development properties	(33,914)	(33,914)	—	—	—
Other non-same store income, net	(70,025)	(48,706)	—	(126)	(21,193)
Same store NOI at share for the year ended December 31, 2024	$976,000	$859,943	$51,220	$64,837	$—

Increase in same store NOI at share	$52,254	$33,814	$17,575	$865	$—

% increase in same store NOI at share	5.4%	3.9%	34.3%	1.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the year ended December 31, 2025 compared to December 31, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the year ended December 31, 2025	$980,422	$818,820	$71,219	$65,655	$24,728
Less NOI at share - cash basis from:
Dispositions	(5,304)	(5,040)	(264)	—	—
Development properties	(16,167)	(16,167)	—	—	—
Other non-same store income, net	(35,208)	(7,067)	(153)	(3,260)	(24,728)
Same store NOI at share - cash basis for the year ended December 31, 2025	$923,743	$790,546	$70,802	$62,395	$—

NOI at share - cash basis for the year ended December 31, 2024	$1,096,089	$944,022	$57,235	$74,621	$20,211
Less NOI at share - cash basis from:
Dispositions	(16,942)	(16,524)	(418)	—	—
Development properties	(32,707)	(32,707)	—	—	—
Other non-same store income, net	(68,594)	(48,240)	—	(143)	(20,211)
Same store NOI at share - cash basis for the year ended December 31, 2024	$977,846	$846,551	$56,817	$74,478	$—

(Decrease) increase in same store NOI at share - cash basis	$(54,103)	$(56,005)	$13,985	$(12,083)	$—

% (decrease) increase in same store NOI at share - cash basis	(5.5)%	(6.6)%	24.6%	(16.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2025 compared to September 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2025	$274,260	$236,988	$14,808	$14,614	$7,850
Less NOI at share from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,924)	(1,924)	—	—	—
Other non-same store (income) expense, net	(7,724)	265	(139)	—	(7,850)
Same store NOI at share for the three months ended December 31, 2025	$264,058	$234,796	$14,648	$14,614	$—

NOI at share for the three months ended September 30, 2025	$266,676	$228,538	$13,275	$17,293	$7,570
Less NOI at share from:
Dispositions	(782)	(783)	1	—	—
Development properties	(3,462)	(3,462)	—	—	—
Other non-same store income, net	(9,083)	(602)	—	(911)	(7,570)
Same store NOI at share for the three months ended September 30, 2025	$253,349	$223,691	$13,276	$16,382	$—

Increase (decrease) in same store NOI at share	$10,709	$11,105	$1,372	$(1,768)	$—

% increase (decrease) in same store NOI at share	4.2%	5.0%	10.3%	(10.8)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 19 OF 20

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2025 compared to September 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2025	$243,402	$210,055	$15,177	$10,379	$7,791
Less NOI at share - cash basis from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,684)	(1,684)	—	—	—
Other non-same store income, net	(12,479)	(4,535)	(153)	—	(7,791)
Same store NOI at share - cash basis for the three months ended December 31, 2025	$228,685	$203,303	$15,003	$10,379	$—

NOI at share - cash basis for the three months ended September 30, 2025	$235,930	$198,590	$13,267	$16,455	$7,618
Less NOI at share - cash basis from:
Dispositions	(1,052)	(1,053)	1	—	—
Development properties	(3,222)	(3,222)	—	—	—
Other non-same store income, net	(9,975)	(2,357)	—	—	(7,618)
Same store NOI at share - cash basis for the three months ended September 30, 2025	$221,681	$191,958	$13,268	$16,455	$—

Increase (decrease) in same store NOI at share - cash basis	$7,004	$11,345	$1,735	$(6,076)	$—

% increase (decrease) in same store NOI at share - cash basis	3.2%	5.9%	13.1%	(36.9)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 20 OF 20